UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
November 14, 2014
Date of Report (Date of earliest event reported)

__________________________________________

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	62-1612879
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 North Point Center East, Suite 600 Alpharetta, Georgia	30022
(Address of principal executive offices)	(Zip code)

1-800-514-0186
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act. (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act. (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act. (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act. (17 CFR 240.13c-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities

As part of Schweitzer-Mauduit International Inc.’s (“SWM” or the “Company”) continuing efforts to align its tobacco-related manufacturing capacity with industry demand, employees at LTR Industries, S.A.S. (LTRI), the Company’s subsidiary located in Spay, France, were notified on November 12th, 2014 of the initiation of consultations with the unions and the Work’s Council regarding intended reductions of employment by approximately 60 people, or 17% of the current workforce. LTRI is the Company’s Reconstituted Tobacco Leaf (RTL) manufacturing entity which comprises a significant portion of the volume, revenue and operating profits of the Company’s Reconstituted Tobacco Segment. The contemplated reduction of LTRI employment, expected to primarily impact the manufacturing staff, is the second stage of a workforce reduction initiated earlier in 2014, which had primarily focused on incentivized voluntary departures. The current action is expected to be a combination of incentivized voluntary departures, early retirements, as well as non-voluntary reductions, given the reduced utilization level of the RTL facility which is expected to continue for the foreseeable future. This second phase of the employment right-sizing represents efforts to continue adapting the site to the forecasted customer demand.

Consultations with the unions and the Work’s Council must be completed before the extent of the reductions of employment, restructuring expenses, timing and ongoing benefits of the changes can be definitively known. However, the total amount of cash severance expenses expected to be incurred by this action, which is expected to be completed by mid-2015, are currently estimated to be approximately $8.2 million. The Company currently expects these actions to result in annual pre-tax savings of approximately $4.4 million, or $0.08 of earnings per share, with approximately half of this amount to be realized in 2015. SWM expects to fund the approximately $8.2 million in cash severance expenses, of which approximately $2.8 million is expected to be paid by the end of 2015, through cash on hand.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Private Securities Litigation Reform Act of 1995 (the “Act”) that are subject to the safe harbor created by the Act. Forward-looking statements include, without limitation, statements regarding restructuring, reductions of employees, anticipated costs of the restructurings and employee reductions, scope, timing, potential benefits and financial and other impacts resulting from such reductions of employees, 2015 future performance, future RTL operating profit and volume trends, discussions with unions and work councils, smoking attrition rates, customer demand, future cash flows, and other statements generally identified by words such as "believe," "expect," "intend," "plans," "potential," "anticipate," "project," "appears," "should," "could," "may," "typically," "will," and similar words. These statements are not guarantees of future performance and involve certain risks and uncertainties that may cause actual results to differ materially from our expectations as of the date of this report. These risks include, among other things, those set forth in Part I, Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2013, as well as the following factors: changes in sales or production volumes, pricing or manufacturing costs of reconstituted tobacco products due to changing customer demands, new technologies such as e-cigarettes, competition, or otherwise; evolving relationships with our unions and the reaction of our relevant workforce to our restructuring initiatives; risks associated with the implementation of our strategic growth initiatives, including diversification, and the Company’s understanding of, and entry into, new industries and technologies; changes in the source and intensity of competition in our market segments; our ability to attract and retain key personnel, due to our restructuring actions, the tobacco industry in which we operate or otherwise; weather conditions, including potential impacts, if any, from climate change, known and unknown, seasonal factors that affect the demand for virgin tobacco leaf and natural disasters or unusual weather events; increases in commodity prices and lack of availability of such commodities, including energy, tobacco leaf, wood pulp and resins, could impact the profitability of our products; increases in operating costs due to inflation or otherwise, such as labor expense, compensation and benefit costs; employee retention and labor shortages; changes in employment, wage and hour laws and regulations in the U.S. and France, including loi de Securisation de l'emploi, equal pay initiatives, additional anti-discrimination rules or tests and different interpretations of exemptions from overtime laws; new regulatory initiatives by the U.S. Food and Drug Administration or other regulatory agencies, including the proposed regulation of cigars and cigar components; new reports as to the effect of smoking on human health; changes in general economic, financial and credit conditions in the U.S., Europe and elsewhere, including the impact thereof on currency (including any weakening of the euro) and interest rates; existing and future governmental regulation and the enforcement thereof, including regulation relating to the tobacco industry, taxation and the environment; the success of, and costs associated with, current or future restructuring initiatives, including the granting of any needed governmental approvals; changes in the discount rates, revenue growth, cash flow growth rates or other assumptions used by the Company in its assessment for impairment of assets and adverse economic conditions or other factors that would result in significant impairment charges; the failure of one or more material suppliers, including energy, tobacco leaf, resin and pulp suppliers to supply raw materials as needed to maintain our product plans and cost structure; risks associated with our 50%-owned, non-U.S. joint ventures relating to control and decision-making, compliance, transparency and customer relations, among others; a failure of any insurance company or counterparties to our currency or interest rate swaps and hedges; the number, type, outcomes (by judgment or settlement) and costs of legal, tax, regulatory or administrative proceedings and or amnesty programs, including those in Brazil and before the European Patent Office; labor activities, including strikes and other disruptions, at our facilities and the impact of new regulations or changes in existing regulations and procedures by the National Labor Relations Board or other U.S. and non-U.S. authorities; risks associated with acquisitions or other strategic transactions, including acquired liabilities, retaining customers from businesses acquired, achieving any expected results or synergies from acquired businesses, difficulties in integrating acquired businesses or implementing strategic transactions generally and risks associated with international acquisition transactions, including in countries where we do not currently have a material presence; risks associated with dispositions, including post-closing claims being made against us, disruption to our other businesses during a sale process or thereafter, credit risks associated with any buyer of such disposed assets and our ability to collect funds due from any such buyer; risks associated with our global asset realignment initiatives, including changes in law, treaties, interpretations, audits or regulatory determinations made by applicable regulatory authorities, or our ability to operate our business in a manner consistent with the regulatory requirements for such realignment; increased taxation on tobacco and tobacco-related products; costs and timing of implementation of any upgrades to our information technology systems; failure by us to comply with any privacy or data security laws or to protect against theft of customer and corporate sensitive information; and other factors described elsewhere in this document and from time to time in documents that we file with the SEC.

All forward-looking statements are made only as of the date of this communication. We caution you not to place undue reliance on any forward-looking statement, and we do not undertake any obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, or changes in future operating results over time or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schweitzer-Mauduit International, Inc.

By:/s/ Jeffrey A. Cook
Jeffrey A. Cook
Executive Vice President,
Chief Financial Officer & Treasurer

Dated: November 14, 2014